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                                                                    Exhibit 14.1

                         BONE CARE INTERNATIONAL, INC.
                                   Schedule II
                 Valuation and Qualifying Accounts and Reserves
                For the Years Ended June 30, 2002, 2001, and 2000


                                     Beginning at     Charged to     Charged to     Deductions     Balance at
                                     beginning of     costs and         other           and          end of
                                        period         expenses       accounts         other         period
                                        ------         --------       --------         -----         ------
2002:
Allowance for doubtful accounts        100,000          40,007            --          12,953         152,960

2001:
Allowance for doubtful accounts           --           100,000            --             --          100,000

2000:
Allowance for doubtful accounts           --              --              --             --             --